SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934




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[ ]  Preliminary Information Statement
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[X]  Definitive Information Statement


                          Montgomery Realty Group, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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                          MONTGOMERY REALTY GROUP, INC.
                        400 Oyster Point Blvd., Suite 415
                          South San Francisco, CA 94080
                            Telephone (650) 266-8080
                             Telecopy (650) 266-8089

                            _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of Montgomery Realty Group, Inc.:

         The annual meeting of stockholders of Montgomery Realty Group, Inc. ("Montgomery") will be held June 24, 2003, at 10:00 a.m., at 400 Oyster Point Blvd., Suite 415, South San Francisco, California, 94080, for the following purposes:

         (1) to elect five directors to the board of directors to serve for a one-year term or until their successors are chosen and qualified; and

         (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on May 25, 2003, will be entitled to vote at the meeting and any adjournment thereof.

         Montgomery's majority stockholder has determined that the shares of common stock held by him or over which he has voting control will be voted in favor of Proposal 1 as set forth above. Under Nevada law, such shares represent a sufficient number of shares to assure stockholder approval of such proposal without the vote of any other stockholder of Montgomery. Accordingly, Montgomery is not asking its stockholders for a proxy and stockholders are requested not to send a proxy.

         This information statement is being mailed on or about June 3, 2003, to all stockholders of record as of the close of business on May 25, 2003 (the "Record Date"), and is accompanied by a copy of our Annual Report to stockholders for the year ended December 31, 2002, which includes our audited financial statements and other information. Your attention is directed to the enclosed information statement.

                                          By order of the Board of Directors:



                                          Dinesh Maniar, Chairman and President

South San Francisco, California
June 3, 2003


           Montgomery is not asking its stockholders for a proxy, and stockholders are requested not to send a proxy.

                          MONTGOMERY REALTY GROUP, INC.
                        400 Oyster Point Blvd., Suite 415
                          South San Francisco, CA 94080
                            Telephone (650) 266-8080
                             Telecopy (650) 266-8089

                            _________________________

                              INFORMATION STATEMENT

         This information statement is furnished by the board of directors of Montgomery Realty Group, Inc., 400 Oyster Point Blvd., Suite 415, South San Francisco, California, 94080 ("Montgomery"), in connection with the election of five directors to the board of directors at the annual meeting of the stockholders to be held at 400 Oyster Point Blvd., Suite 415, South San Francisco, California, at 10:00 a.m. on June 24, 2003, and at all adjournments thereof.

         On all matters that may come before the meeting, each stockholder will be entitled to one vote for each share of Montgomery's common stock, par value $0.001 per share (the "Common Stock"), of which such stockholder was the holder of record on the Record Date. On the Record Date, there were issued and entitled to vote 16,500,000 shares of Common Stock.

         As described in this information statement, Montgomery's majority stockholder, who owns or has voting control over sufficient shares of Common Stock to approve the above-described proposal (without the vote of any other stockholder of Montgomery), has determined to vote all of his shares in favor of such proposal. Thus, approval and adoption of such proposal by the stockholders of Montgomery are assured. Accordingly, Montgomery is not asking its stockholders for a proxy and stockholders are requested not to send a proxy.

                     We are not asking you for a proxy, and
                    you are requested not to send us a proxy.


                              ELECTION OF DIRECTORS

         Montgomery's board of directors is composed of five members. Montgomery's articles of incorporation provide for the election of the entire board of directors at each annual meeting of stockholders, with each director to serve until the next annual meeting and until such director's successor is elected and qualified.

         Since the May 26, 1999, special meeting of stockholders, Montgomery's board of directors has consisted of Dinesh Maniar, Keith A. Cannon, O. Lee Barnett, James M. Hanavan and Arthur A. Torres. Montgomery's management is nominating, and the stockholders are being asked to re-elect, each of the five current members of the board of directors.

         The following table sets forth the name, age and position of each current director of Montgomery:

                  Name                  Age                 Title
         ------------------------   ------------  ------------------------------
         Dinesh Maniar                  62        Chairman and President
         Keith A. Cannon                62        Director
         O. Lee Barnett                 63        Director and Treasurer
         James M. Hanavan               58        Director and Secretary
         Arthur A. Torres               56        Director

         Dinesh Maniar has been an industrial and commercial real estate developer since 1973. Mr. Maniar is president of the Maniar Investment Group, consisting principally of Diversified Investment and Management Corporation ("DIMC") and several affiliated companies active in residential, retail and office development, management and investment. Mr. Maniar has built and leased commercial buildings of approximately 2,000,000 square feet. Several of Mr. Maniar's projects have been purchased by such companies as Prudential Life Insurance Company, Bank of America Trust Company, Equitable Life Assurance Company and Grosvenor International. Mr. Maniar's projects have been occupied by leading national and international firms such as Japan Foods (Kikkoman), Coca-Cola, Duracell, Aero Electronics, Bally, OMI, Mead Paper and National Semiconductor.

         Keith A. Cannon, a resident of Oceanside, California, has been for ten years a stockbroker and registered representative of Wilson-Davis & Co., Inc., a broker-dealer based in Salt Lake City, Utah. Mr. Cannon is also a director of Elamex S.A. de C.V., Global ePoint, Inc., and M.B.A. Holdings, Inc.

         O. Lee Barnett has been self-employed since 1961 as a tax accountant and management consultant. From 1969 until 1989, Mr. Barnett was also a trustee of Mortgage Investment Trust of Utah, located in Salt Lake City, Utah, a financial and development company investing in discounted real estate contracts and other real estate evidences of indebtedness, as well as unimproved and improved commercial and residential real estate. From 1961 to the present, Mr. Barnett has been an investor in various real estate properties. Mr. Barnett was involved in the development of real estate subdivisions in Salt Lake County, Utah, between 1986 and 1989. Mr. Barnett holds a Bachelor of Science degree from the University of Utah, Salt Lake City, Utah, in Banking and Finance, which was obtained in 1961. Mr. Barnett is also a director of Global ePoint, Inc.

         James M. Hanavan is a partner in the San Francisco law firm Cragie, McCarthy & Clow. He was a stockholder in the San Francisco office of the law firm of Bullivant Houser Bailey PC beginning in June 1997 and, prior to that, a senior litigation partner with Gordon & Rees, LLP. Mr. Hanavan has over 20 years experience specializing in the defense of accountants, attorneys, financial planners, ERISA plan administrators, real estate brokers and other professionals. Mr. Hanavan has substantial experience in real estate-related litigation, as well as in providing business counseling and transactional services, for a variety of clients. Mr. Hanavan received his Bachelor of Science degree from Pennsylvania State University in 1967 and his Juris Doctor degree from American University, Washington College of Law, in 1973.

         Arthur A. Torres is a consultant to a number of nonprofit organizations. He was chairman of the California Democratic Party from February 1996 to December 2001. He served as a California State Senator from 1982 to 1994 and a California State Assemblyman from 1972 to 1982. He serves on the board of directors for the California Planning and Conservation League, Heal the Bay, Coalition for Clean Air and Los Angeles Educational Alliance for Restructuring Now. As a senator, he served on numerous committees advocating healthcare insurance reform, environmental protection and business. Mr. Torres received his Bachelor of Arts degree from the University of California, Santa Cruz, and his Juris Doctor degree from the University of California, Davis-School of Law.


                          BOARD MEETINGS AND COMMITTEES

         The board of directors held one meeting during 2002 and has held one meeting thus far in 2003. Each member of the board of directors attended both meetings. The board has no standing compensation or nominating committees, and the functions of those committees are performed by the full board of directors. The board has a standing Audit Committee consisting of Arthur A. Torres, Keith
A. Cannon and O. Lee Barnett, each of whom is an independent director under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter that is attached hereto as Appendix A.

Audit Committee Report

         The Audit Committee oversees the financial reporting process for Montgomery on behalf of the board of directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in Montgomery's annual report on Form 10-KSB and filed with the Securities and Exchange Commission. The Audit Committee also reviewed the unaudited financial statements included in the Company's quarterly reports on Form 10-QSB.

         In accordance with Statements of Accounting Standards Nos. 61, 89 and 90, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the financial statements. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Montgomery and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

         The Audit Committee has also discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by Montgomery, and the selection of Montgomery's independent auditors with Montgomery's management and its independent auditors.

         Pursuant to the reviews and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         The foregoing report has been furnished by:          Arthur A. Torres
                                                              Keith A. Cannon
                                                              O. Lee Barnett


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or respecting our last fiscal year ended December 31, 2002, and any written representation referred to in Paragraph (b)(2)(i) of Item 405 of Regulation S-B, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities, or any other person known to be subject to Section 16 of the Securities Exchange Act of 1934 failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act during the most recently-completed full fiscal year or any prior fiscal year.


                             EXECUTIVE COMPENSATION

         Dinesh Maniar, Montgomery's chief executive officer, is Montgomery's only executive officer. Mr. Maniar performs executive management functions only, and does not directly supervise any of Montgomery's day-to-day activities. Due to the inherent stability of Montgomery's four real estate assets, Mr. Maniar does not devote his full time to Montgomery and receives no compensation for his services. Montgomery does not intend to compensate Mr. Maniar during 2003.

         All day-to-day activities of Montgomery are performed by DIMC pursuant to its written management agreement as discussed herein. DIMC is compensated for these services as discussed below under the heading "Certain Relationships and Related Transactions. Reimbursement to DIMC for Office Use and Administrative Support."

         Beginning December 21, 1999, each member of the board of directors, including Mr. Maniar, received a $300 honorarium payment per meeting. That amount was increased to $500 per meeting at the March 4, 2003, meeting of the board of directors. Prior to December 21, 1999, no individuals received payment for services as a director. Also on that date, each member of the board of directors, including Mr. Maniar, received options to purchase 10,000 shares of Common Stock at an exercise price of $3.125 per share. Those options expired unexercised on December 31, 2002.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this information statement, the name, address and shareholdings of each person who owns of record, or was known by Montgomery to own beneficially, 5% or more of the Common Stock currently issued and outstanding; the name and stockholdings of each director; and the stockholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of Common Stock, and all such shares are owned beneficially and of record by the named person or group:

                                           Nature of        Number of        Percentage of
Name of Person or Group(1)                Ownership(2)       Shares            Ownership
-------------------------------------    ---------------   ------------     ----------------
Directors and
Principal Stockholders

  Dinesh Maniar                          Common Stock     16,060,000(3)          97.3%
  President and Chairman

  Keith A. Cannon                        Common Stock        207,300(4)           1.3
  Director

  O. Lee Barnett                         Common Stock          2,000(5)           *
  Director and Treasurer

  James M. Hanavan                       Common Stock             --              --
  Director and Secretary

  Arthur A. Torres                       Common Stock             --              --
  Director                                               ---------------    ------------

All Executive Officers and               Common Stock
  Directors as a Group (five persons)    Total             16,269,300            98.6%
                                                         ===============    ============
------------------------

* Less than 1%.

(1) Unless otherwise indicated, the address of the each of the foregoing persons is in care of Montgomery at its corporate office.
(2) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(3) Includes 16,000,000 shares held of record by Dinesh Maniar and 60,000 shares held by his wife. Does not include shares held by an adult child living outside of Mr. Maniar's house.
(4) Includes shares held in Mr. Cannon's individual retirement accounts and 12,000 shares owned by Mr. Cannon's wife.
(5)  Includes shares held in Mr. Barnett's individual retirement account.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's-length negotiations.

Reimbursement to DIMC for Office Use and Administrative Support

         Montgomery obtains the use of office facilities and related administrative support from DIMC, a corporation owned by Mr. Maniar, president, director and principal stockholder of Montgomery. DIMC's executive offices are located at 400 Oyster Point Boulevard, Suite 415, South San Francisco, California. In addition, Montgomery reimburses DIMC for the use of communications and data processing systems, secretarial and administrative services, office supplies, and related support at their approximate allocable direct cost, as estimated by DIMC, with a minimum monthly payment of $10,000, although DIMC has a contractual right to be reimbursed in the amount of $15,000 per month beginning June 1, 2003. Management estimates that the total amount to be reimbursed to DIMC for office use and administrative support during 2003 will not exceed $150,000.

         Montgomery uses DIMC's professional property management and development staff, including attorneys, accountants, engineers and similar professionals, to handle all day-to-day administrative matters for Montgomery, together with such other matters as may be determined by the management of Montgomery and as in connection with Montgomery's business activities. Montgomery will reimburse DIMC its direct costs for such services, including allocable payroll burdens, employee benefits and related costs, as provided in the Management Agreement between DIMC and Montgomery discussed above. Such costs will vary depending on the nature and extent of services actually required by Montgomery.

         Amounts reimbursed by Montgomery to DIMC under the foregoing arrangements may include reimbursement of salaries to persons who may also serve as officers and directors of Montgomery.

Commission Paid to DIMC as Real Estate Broker

         In March 2003, Montgomery retained DIMC to act as the real estate brokerage firm with regard to the potential sale of the San Ramon Retail Center and the Orchard Supply Shopping Center. Montgomery's board of directors agreed to pay DIMC an aggregate commission of 2% of the sale price and granted to DIMC an advance of $40,000 toward that commission. Effective April 2, 2003, Montgomery entered into an agreement to sell the San Ramon Retail Center. The advance is refundable if the sale of the San Ramon Retail Center does not close.

Conflicts of Interest in Future Transactions

         In future transactions between Montgomery and one or more of its officers or directors, an entity in which such officers or directors also serve as officers or directors, or in which they have a financial interest, the common or interested director is obligated to disclose such full circumstances to the board of directors who will then consider the terms of the transaction and determine whether it is in the best interest of and fair to Montgomery, without the participation or vote of the common or interested director.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our board of directors, on the advice of its Audit Committee, has chosen to retain the services of Deloitte & Touche, LLC, as our auditor for the 2003 fiscal year. The selection of our auditors will not be submitted to the stockholders for their approval in the absence of a requirement to do so.

         We anticipate that our auditors will not be present at our annual meeting.

Audit Fees

         The aggregate fees billed by Deloitte & Touche, LLC, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB for that fiscal year were $39,321. The aggregate fees billed by Deloitte & Touche, LLC, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB for that fiscal year were $37,000.

Audit Related Fees

         Deloitte & Touche, LLC did not bill the Company for any professional services that were reasonably related to the performance of the audit or review of financial statements for either the fiscal year ended December 31, 2002, or the fiscal year ended December 31, 2001, that are not included under Audit Fees above.

Tax Fees

         The aggregate fees billed by Deloitte & Touche, LLC for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2002, and December 31, 2001, were $5,450 and $5,300, respectively. Those fees were charged for tax compliance in connection with the preparation of the tax returns for the years ending December 31, 2001, and December 31, 2000.

All Other Fees

         Deloitte & Touche, LLC did not perform any services for the Company or charge any fees other than the services described above under "Audit Fees" and "Tax Fees" for either the fiscal year ended December 31, 2002, or the fiscal year ended December 31, 2001.


                              STOCKHOLDER PROPOSALS

         It is anticipated that the next annual meeting of stockholders will be held in May of 2004. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2004 annual meeting of stockholders of Montgomery, provided such proposals are received by Montgomery no later than January 2, 2004, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the certificate of incorporation and bylaws of Montgomery.

                                           By order of the Board of Directors:

                                           MONTGOMERY REALTY GROUP, INC.



                                           Dinesh Maniar, Chairman and President

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

         This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Montgomery Realty Group, Inc. (the Company). The Audit Committee of the Board of Directors (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

         The Committee assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, internal control, and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board, ..including, but not limited to:

         1. Reviewing the annual management letter (with the independent auditors).

         2. Reviewing and approving audit fees.

         3. Reviewing management's "Conflict of Interest" transactions.

         4. Reviewing alleged fraudulent action or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors.

         5. Reviewing codes of ethics and/or codes of conduct.

         6. Reviewing compliance with codes of ethics and/or codes of conduct and the procedures to monitor such compliance.

         7. Reviewing the performance of the chief financial officer, chief accounting officer, and director of internal audit.

         8. Reviewing financial press releases.

         9. Reviewing policies and procedures with respect to expense accounts of senior management.

         10. Reviewing and concurring in the appointment, replacement, reassignment or dismissal of the director of internal audit. Confirming and assuring the objectivity of internal audit.

         11. Reviewing the internal audit charter.

         12. Self-assessing audit committee performance.

Membership of Audit Committee

         The membership of the audit Committee shall consist of at least three
(3) directors, who are free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ (copy attached) as the same may from time to time be amended.

Communications

         The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors and other advisors.

Structure

         One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner and director of internal audit.

Meetings

         The Committee shall meet at least four (4) times per year (although meetings may be conducted via conference telephone) or more frequently as the Committee considers necessary. At least once each year the Committee shall have a separate private meeting with the independent auditors (which meeting may also be conducted via conference telephone), management and the internal auditors.

Responsibilities

         Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

         Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

         Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing said auditors.

         Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with the Independent Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend the Board to take, appropriate actions to oversee and satisfy itself as to the auditor's independence.

         Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments {whether or not recorded), and other such inquires as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendations to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K or 10-KSB, and/or on the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K.

         Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

         Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

         Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q [or 10-QSB] prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

         Overseeing internal audit activities, including discussion with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

         Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

         Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

Oversight

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.